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                                                               EXHIBIT 11.1

                                   CNA FINANCIAL CORPORATION
                           COMPUTATION OF NET INCOME PER COMMON SHARE

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YEAR ENDED DECEMBER 31                                                   1994     1993     1992     1991     1990
(In millions, except per share data)
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
Weighted average shares outstanding ..................................    61.8     61.8     61.8     61.8     61.8
                                                                         =====    =====    =====    =====    =====
Net income (loss) before cumulative effect of accounting changes......  $ 36.5   $267.5  $(662.5)  $612.5   $366.5
Less preferred stock dividends........................................     5.3      4.0      4.2      6.8      9.8
                                                                         -----     -----   -----    -----    -----
  Net income (loss) before cumulative effect of accounting changes
    available to common stockholders..................................    31.2    263.5   (666.7)   605.7    356.7
Cumulative effect on prior years of changes in accounting principles..      -        -     331.9       -        -
                                                                         -----    -----    -----    -----    -----
  Net income (loss) available to common stockholders..................  $ 31.2   $263.5  $(334.8)  $605.7   $356.7
                                                                         =====    =====    =====    =====    =====
Earnings per share:

Net income (loss) before cumulative effect of accounting changes......  $ 0.51   $ 4.26  $(10.79)  $ 9.80   $ 5.77
Cumulative effect on prior years of changes in accounting principles..     -         -      5.37       -        -
                                                                         -----    -----    -----    -----    -----
  Net income (loss) available to common stockholders..................  $ 0.51   $ 4.26  $ (5.42)  $ 9.80   $ 5.77
                                                                         =====    =====    =====    =====    =====
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